Exhibit 10.66

LOAN AGREEMENT
THIS LOAN AGREEMENT, is made and entered into, as of December 19, 2019 by and between Nikko Chemicals Co., Ltd., a Japanese corporation (“Lender”), and Amyris, Inc., a Delaware corporation (“Borrower”).

WITNESSETH:
WHEREAS, Borrower, Lender and Lender’s affiliate are the parties to a Joint Venture Agreement dated December 12, 2016 (the “JV Agreement”) with respect to Aprinnova, LLC (formerly, Neossance, LLC);
WHEREAS, Borrower previously borrowed US$3,900,000.00 and provided a purchase money promissory note to Lender, and Borrower granted to Lender a first-priority security interest as to 10.0% of Aprinnova, LLC’s shares;
WHEREAS, Borrower subsequently borrowed additional loans in an aggregate principal amount of US$5,000,000.00 and agreed to grant to Lender of first-priority security interests as to an additional 12.8% of Aprinnova LLC's shares;
WHEREAS, Borrower additionally requested that Lender extend to Borrower a loan the amount of US$4,500,000.00 and agreed to grant to Lender a first-priority security interest as to an additional 27.2% of Aprinnova, LLC’s shares; and
WHEREAS, Lender is willing to make the loan described herein to Borrower on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:
SECTION 1. LOAN
(1)  Subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower in the total principal amount of US$4,500,000.00 (Four Million Five Hundred Thousand United States Dollars) (the “Loan”) upon satisfaction of the following:

        (a)  Loan A: A loan of $3,000,000.00 will be made to Borrower by Lender upon satisfaction of all of the following:

(i)Borrower grants to Lender a first-priority security interest as to 27.2% of Aprinnova, LLC’s shares, and Lender completes the UCC financial statement covering such security interest; Borrower executes an Escrow Agreement described in Section 1.5 of the JV Agreement.
(2) Loan described above shall be made to the following bank account:

   Bank:
          Branch:
          Address:

          Account Number:
          Account Name:
          Swift Code:

(3) Notwithstanding anything to the contrary in this Agreement, this Agreement shall become null and void in its entirety and any obligations on the part of Lender under this Agreement shall cease to exist if there exists any security interest as to Aprinnova, LLC’s shares.

Exhibit 10.66
SECTION 2. INTEREST
(1)  Borrower shall pay to Lender interest on the principal amount of the Loan (the “Principal”) at the rate of 2.75 percent per annum from and including the applicable date of Loan to and including January 31, 2020 (the “Interest”).

(2) Any outstanding principal of, or accrued interest on, the Loan that is not paid when due shall bear interest from and including such due date to and excluding the date of payment (both before and after judgement) in full thereof, at the additional rate of 5 per cent per annum (“Default Interest”). Interest (including Default Interest) shall be calculated for the actual number of days elapsed on the basis of a 360 day year.
SECTION 3. PAYMENT
(1)  Borrower shall repay the Principal in full on January 31, 2020 and shall pay all of the Interest on the date of Loan. Lender may at any time apply any sum payable from Lender to Borrower (including without limitation the Principal) in or towards satisfaction of any sum then payable from Borrower to Lender (including without limitation the Interest).
SECTION 4. SECURITY INTEREST
        To secure prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of Borrower’ obligation hereunder, Borrower hereby pledges and grants to Lender a first-priority security interest in and to all of Borrower’s right, title and interest in, to and under twenty seven point two (27.2) percent of Aprinnova LLC’s shares (i.e., membership interests of Aprinnova, LLC) (the “Pledged Shares”). Borrower hereby agrees that it will not sell, assign, encumber or otherwise transfer or dispose of such shares, except as expressly permitted by the LLC Operating Agreement. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact of Borrower to make, execute and file UCC financing statement to secure Lender’s security interest in and to 27.2% of Aprinnova LLC’s shares described above.
        In the event of default by Borrower under this Agreement, the Pledges Shares shall be transferred to Lender so that Lender’ shareholding percentage will increase by twenty seven point two (27.2) percent, regardless of the amount repaid by Borrower under this Agreement on or prior to such default.
SECTION 5. COVENANTS
(1)  Borrower hereby covenants that so long as any indebtedness of Borrower under this Agreement remains outstanding an unpaid, Borrower shall promptly give notice in writing to Lender of (a) the occurrence of any Event of Default under this Agreement or any other material agreement of Borrower and (b) any litigation, preceding, investigation or dispute which may exist at any time between Borrower and any third party which might substantially interfere with the normal business activity of Borrower or the performance of any obligation under this Agreement.
(2)  Borrower hereby covenants that so long as any indebtedness of Borrower under this Agreement remains outstanding an unpaid, Borrower shall not, unless otherwise consented to in writing by Lender, enter into any transaction or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or initiate any liquidation or dissolution), or take any action, legal proceeding or step in relation to the appointment of an examiner or receiver to Borrower or any of its assets, or convey, sell, lease, transfer, mortgage, pledge, lien or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or assets.
(3) Borrower hereby covenants that so long as any indebtedness of Borrower under this Agreement remains outstanding an unpaid, Borrower shall permit Lender (a) to inspect any of the properties, corporate books and financial records of Borrower, (b) to examine and make copies of the books of accounts and other financial records of Borrower, and (c) to discuss the affairs, financings and accounts of Borrower with, and to be advised as to the same by, its officers at such reasonable times and intervals as Lender may designate.

Exhibit 10.66
SECTION 6. EVENTS OF DEFAULT
        If any of the Event of Default (as hereinafter defined) occurs, then the principle amount of the Loan (as well as any interest accrued thereon) shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein to the contrary notwithstanding. For the purpose of this Agreement, the Event of Defaults shall be deemed to have occurred:
(a)If borrower fails to pay the principle of an interest on the Loan when due;

(b)if any representation, warranty or covenant made by Borrower under this Agreement, or any other agreement(s) made with Lender, shall prove to have been untrue or misleading in any material respect when made; or

(c)if Borrower files a petition in bankruptcy or for liquidation or reorganization or for the appointment of an examiner or receiver to Borrower or any of its assets or other similar petition, makes an assignment for the benefit of creditors, consents to the appointment of a receiver, trustee or other custodian for all or a substantial part of its property, is adjudicated at bankrupt, or fails to cause to be vacated, set aside or stayed within 60 days of any court order appointing a receiver, trustee or other custodian for all or a substantial part of its property or ordering relief against it in any involuntary case of bankruptcy.
SECTION 7. INDEMNIFICATION
        Borrower agrees to indemnify lender from and against any and all claims, losses and liabilities arising out of or resulting from the occurrence of any event or default (including, but not limited to, the costs for the enforcement hereof). Borrower further agrees to pay all reasonable expenses of Lender, including, without limitation, the fees and expenses of its counsel, incurred in connection with (a) the enforcement of any part of this Agreement, and any waiver or amendment of any provision hereof (b) the administration of this Agreement after the occurrence of any Event of Default or (c) the failure by Borrower to perform or observe any of the provisions of this Agreement.
SECTION 8. WAIVERS
        No single or partial waiver by Lender of any Event of Default, right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion. Borrower hereby waives presentment, notice of dishonor and protest and all other notices and demands whatsoever, except as a specifically provided in this Agreement.
SECTION 9. AMENDMENT
        No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure by borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and shall otherwise be made in accordance with the provisions hereof, and then such amendment, waiver or consent shall be effective only in the specific instance and the specific purpose for which given.
SECTION 10. SURVIVAL
        All agreements, representations in warranties made herein an in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness of Borrower under this Agreement has been paid in full.
SECTION 11. ASSIGNMENT

Exhibit 10.66
        This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective permitted successors and assigns; provided, however, that Borrower may not transfer or assign any of its rights or obligations hereunder without the prior written consent of Lender.
SECTION 12. NOTICE
        All notices under this Agreement shall be sent by registered mail or nationally recognized overnight courier, in each case, with confirmation of receipt, and shall be deemed to have been sent on the date of receipt or on the date of mailing if preceded by transmission of the text of such notice by facsimile (with confirmation of transmission) to the number or by e-mail to the e-mail address given by each Party in writing.
SECTION 13. GOVERNING LAW AND JURISDICTION
        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.66
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NIKKO CHEMICALS CO., LTD.
By: /s/ Shizuo Ukaji___________________
Name: Shizuo Ukaji
Title: President & Chief Executive Officer

AMYRIS, INC.
By:	_/s/ John Melo_________________
Name:	John Melo
Title:	President & Chief Executive Officer